SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: April 9, 1998


                             MEDICAL DYNAMICS, INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                         Commission file number: 0-8632

        Colorado                                          84-0631765
--------------------------------            ------------------------------------
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

         99 Inverness Drive East
           Englewood, Colorado                               80112
--------------------------------------------------------------------------------
(Address of principal executive offices)                  (Zip Code)


               Registrant's telephone number, including area code:
                                 (303) 790-2990

                                 not applicable
                  --------------------------------------------
                  former name or former address, if applicable

Item 2: Acquisition or Disposition of Assets

     On April 9, 1998, Medical Dynamics, Inc. ("MEDY") completed the acquisition of DOM, Inc. d/b/a Command Dental Systems ("CDS") of Farmington Hills, Michigan.

     CDS develops and markets turn-key computer systems for the efficient management of dental practices. With an in-house staff of programmers, sales people, installers, trainers, and support technicians, CDS is a 'full service' company with a strong emphasis on customer training and support. CDS has more than 550 clients ranging from small offices to large clinics like the University of Michigan Dental School. CDS's office management systems are compatible with UNIX, Windows, and MS-DOS platforms.

     In connection with the acquisition, MEDY issued 141,667 shares of its common stock and issued a promissory note in the aggregate amount of $500,000 cash to the two shareholders of CDS. The promissory note is payable over time through March 31, 2003. The business and assets of CDS were acquired by MEDY's wholly-owned subsidiary, Computer Age Dentist, Inc. ("CADI"). CADI will integrate CDS's sales and technical support operations with CADI's software business and will enable CADI to break into the upper Midwest market for practice management technology.

     CDS's principals are Oliver Marcotte, D.D.S., and Sally Marcotte. As a result of completing the acquisition, Dr. Marcotte will assume the CADI titles of Director, Dental Development, and Mrs. Marcotte became District Manager of Sales, Support, and Training. Both Dr. and Mrs. Marcotte have been principals of CDS since its inception in 1981.

     At the time of the acquisition, CDS employed approximately 22 people, including Ms. Marcotte. Ms. Marcotte entered into a five-year employment contract with CADI as a result of the acquisition. CDS has a base of more than 550 customer installations throughout the United States which MEDY hopes will convert to the Windows-based product offered by CADI. During the year ended December 31, 1997, CDS is estimated to have achieved unaudited gross revenues of more than $1.4 million. MEDY intends to leave the CDS operations in Farmington Hills, Michigan, although CDS will be administered out of CADI's offices in Los Angeles, California.

     Certain statements contained in this report are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks. There can be no assurance that MEDY will be able to integrate CDS's operations and administration into its CADI operations.



Medical Dynamics, Inc.                                                    Page 2
Form 8-K dated April  9, 1998

Item 7.  Financial Statements and Exhibits

          (a)  Financial Statements of Business Acquired

               Not required.

          (b)  Pro Forma Financial Information

               Not required.

          (c)  Exhibits

           1.  Agreement and Plan of Merger



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              MEDICAL DYNAMICS, INC.



April 17, 1998                                By: /s/ Van A. Horsley
                                                 -------------------------------
                                                 Van A. Horsley, President


Medical Dynamics, Inc.                                                    Page 3
Form 8-K dated April  9, 1998